As filed with the Securities and Exchange Commission on April 24, 2017

 Registration No. 333-215052

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PCSB Financial Corporation
PCSB Bank 401(k) Savings Plan
(Exact Name of Registrant as Specified in Its Charter)

Maryland	6036	81-4710738
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

2651 Strang Blvd., Suite 100
Yorktown Heights, NY 10598
(914) 248-7272
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Joseph D. Roberto
Chairman, President and Chief Executive Officer
PCSB Financial Corporation
2651 Strang Blvd., Suite 100
Yorktown Heights, NY 10598
(914) 248-7272
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Kip A. Weissman, Esq. Victor L. Cangelosi, Esq. Luse Gorman, PC 5335 Wisconsin Avenue, N.W., Suite 780 Washington, D.C. 20015 (202) 274-2000
Approximate date of commencement of proposed sale to the public:  Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer, “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer                                                      ☐                                Accelerated filer                        ☐
Non-accelerated filer                                                      ☒                                Smaller reporting company☐
(Do not check if a smaller reporting company)                                                Emerging growth company☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☒

Sale to the Public Concluded April 20, 2017

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 is filed to deregister 5,418,371 shares of the $0.01 par value common stock of PCSB Financial Corporation (the “Registrant”), previously registered pursuant to a Registration Statement on Form S-1, as amended (the “Form S-1”), as declared effective on February 10, 2017, and offered pursuant to the terms of the Prospectus dated February 10, 2017 (the “Prospectus”), as filed pursuant to Securities Act Rule 424(b) on February 17, 2017.  The remaining 18,165,110 shares of such common stock have been offered, sold and/or issued in accordance with and as described in the Prospectus, of which 17,826,408 shares were sold in the Subscription Offering and 338,702 shares were issued to the PCSB Community Foundation.

The Registrant has determined that no further shares of such common stock will be offered, sold and/or issued by the Registrant pursuant to the Prospectus.  The Registrant, therefore, requests deregistration of the 5,418,371 unissued and unsold shares of such common stock registered pursuant to the Form S-1 as soon as practicable after the filing of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Yorktown Heights, State of New York on April 24, 2017.

PCSB FINANCIAL CORPORATION

By:          /s/ Joseph D. Roberto
Joseph D. Roberto
Chairman, President and Chief Executive Officer
(Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ Joseph D. Roberto Joseph D. Roberto	Chairman, President and Chief Executive Officer (Principal Executive Officer)	April 24, 2017

/s/ * Scott Nogles	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 24, 2017

/s/ * William V. Cuddy, Jr.	Director	April 24, 2017

/s/ * Kevin B. Dwyer	Director	April 24, 2017

/s/ ** Willard I. Hill, Jr.	Director	April 24, 2017

/s/ * Jeffrey D. Kellogg	Director	April 24, 2017

/s/ * Robert Lusardi	Director	April 24, 2017

/s/ * Matthew G. McCrosson	Director	April 24, 2017

/s/ * Karl A. Thimm	Director	April 24, 2017
/s/ * Michael T. Weber	Director	April 24, 2017
/s/ * Richard F. Weiss	Director	April 24, 2017

*           Signed pursuant to the Power of Attorney contained on the signature page to the Registration Statement, as initially filed on December 12, 2016.

**           Signed pursuant to the Power of Attorney contained on the signature page to Pre-effective Amendment No. 1 to the Registration Statement, as filed on February 1, 2017.